Consent of Independent Auditors


The Board of Directors and Stockholders
Spectrian Corporation:

         We consent to incorporation by reference in the registration statements (Nos. 033-83832, 333-01046, 333-06385, 333-25435, 333-38561, 333-49081,
333-53079, 333-59905, 333-61085, 333-84827, 333-44046 and 333-58066) on Form S-8
of Spectrian Corporation of our report dated April 29, 1999, relating to consolidated statements of operations, stockholders' equity, and cash flows of Spectrian Corporation and subsidiaries for the year ended March 31, 1999, and related financial statement schedule, which report appears in the March 31, 2001 annual report on Form 10-K of Spectrian Corporation.

                                                         KPMG LLP

Mountain View, California
June 1, 2001